UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2017

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                         Regulation FD Disclosure

A copy of presentation slides to be used by Hillenbrand, Inc. (the “Company”)  in investor presentations beginning February 16, 2017, is attached as Exhibit 99.1 to this Current Report on Form 8-K.  These presentation slides are also available on the Company’s website under “Investor Relations” at www.hillenbrand.com.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

While we report financial results in accordance with accounting principles generally accepted in the United States (GAAP), we also provide certain non-GAAP operating performance measures.  These non-GAAP measures are referred to as “adjusted” and exclude expenses associated with backlog amortization, inventory step-up, business acquisition and integration, restructuring, and antitrust litigation.  The related income tax for all of these items is also excluded.  This non-GAAP information is provided as a supplement, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

One important non-GAAP measure that we use is Adjusted Earnings Before Interest, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”).  As previously discussed, a part of our strategy is to selectively acquire companies that we believe can benefit from our core competencies to spur faster and more profitable growth.  Given that strategy, it is a natural consequence to incur related expenses, such as amortization from acquired intangible assets and additional interest expense from debt-funded acquisitions.  Accordingly, we use Adjusted EBITDA, among other measures, to monitor our business performance.

Free cash flow (FCF) is defined as cash flow from operations less capital expenditures. Management considers FCF an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to shareholders. FCF does not include deductions for debt service (repayments of principal), other borrowing activity, dividends on the Company’s common stock, repurchases of the Company’s common stock, business acquisitions, and other items.

Another important non-GAAP measure that we use is backlog.  Backlog is not a term recognized under GAAP; however, it is a common measurement used in the Process Equipment Group industry.  Our backlog represents the amount of consolidated revenue that we expect to realize on contracts awarded related to the Process Equipment Group.  Backlog includes expected revenue from large systems, equipment, and to a lesser extent, replacement parts, components, and service.

We use this non-GAAP information internally to make operating decisions and believe it is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results.  The information can also be used to perform trend analysis and to better identify operating trends that may otherwise be masked or distorted by these types of items.  Finally, the Company believes such information provides a higher degree of transparency.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
99.1	Presentation Slides

Disclosure Regarding Forward-Looking Statements

Throughout this presentation, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from the Company’s expectations and projections.

Accordingly, in this presentation, we may say something like,

“We expect that future revenue associated with the Process Equipment Group will be influenced by order backlog.”

That is a forward-looking statement, as indicated by the word “expect” and by the clear meaning of the sentence.

Words that could indicate we are making forward-looking statements include:

expect	believe	plan	expect	may	goal	would
intend	pursue	estimate	will	forecast	continue	could
become	encourage	promise	improve	progress	potential	should
targeted

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements.  The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point:  Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in any forward-looking statements.

Any number of factors, many of which are beyond our control, could cause results to differ significantly from what is described in the forward-looking statements.  For a discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Item 1A of Part I of the Company’s Form 10-K filed with the SEC on November 16, 2016, and in Part II, Item 1A of the Company’s Form 10-Q for the quarter ended December 31, 2016 filed with the SEC on February 1, 2017.  We assume no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: February 15, 2017	BY:	/S/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel,
Secretary and Chief Compliance Officer